Exhibit 99.1

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FOR USE BY BENEFICIAL OWNERS OF ELIGIBLE NOTES
INSTRUCTION LETTER
Relating to the
9 1/4% Notes due 2002, 10 1/2% Notes due 2007, 13.125% Notes due 2009,
10 1/2% Notes due 2018, Floating Rate Notes due 2003
(together, the "Old Notes")
of
Multicanal S.A.

        as to which no election among the three options presented in Multicanal S.A.'s (the "Company") acuerdo preventivo extrajudicial (the "APE") (the "Options") was made on or prior to December 12, 2003 (the "Eligible Notes"). Eligible Notes include Old Notes as to which no election among the Options was made at the bondholders' meeting held on December 10, 2003 under the provisions of Section 45 bis of Law No. 24,522, as amended (the "Argentine Insolvency Law") either because the holder thereof voted against or abstained from voting on the Company's APE, as well as Old Notes whose holders did not participate in such meeting. The election described herein is offered pursuant to the resolution issued on April 14, 2004 (decision affirmed on appeal by the Argentine Court of Commercial Appeals, Chamber "A," on October 4, 2004; extraordinary appeal rejected on December 14, 2004; "recurso de queja" dismissed April 5, 2005; and related appeal dismissed May 26, 2005) in the proceedings captioned "MULTICANAL S.A. S/ACUERDO PREVENTIVO EXTRAJUDICIAL" (Record No. 83,658) by the Argentine National Court of First Instance on Commercial Matters No. 4, Clerk's Office No. 8 (the "Court-Ordered Election") and an order entered by the United States Bankruptcy Court, Southern District of New York (the "U.S. Bankruptcy Court") on January 6, 2005 in the proceedings captioned "In re: Board of Directors of Multicanal S.A., Debtor in Foreign Proceeding" (Case No. 04-10280 (ALG)) and "In re: Multicanal S.A., Alleged Debtor" (Case No. 04-10523 (ALG)), regarding recognition in the United States of the APE under 11 U.S.C. § 304 to the extent effective in Argentina (the "U.S. Order"). Holders are referred to the prospectus accompanying this Instruction Letter (the "Prospectus") for more information about the Court-Ordered Election and the offer made concurrently herewith to U.S. retail holders that tendered Old Notes into the cash option under the Company's APE on or prior to December 12, 2003 (the "U.S. Retail Holder Election," and together with the Court-Ordered Election, the "Election Offers").

        The U.S. Order was appealed to the United States District Court for the Southern District of New York (the "U.S. District Court") in the proceeding captioned "Argentinean Recovery Company LLC, et. al v. Board of Directors of Multicanal S.A." (Case No. 04-CIV 3619 (AKH)). On April 5, 2005, the U.S. District Court entered an order upholding the U.S. Bankruptcy Court's dismissal of the involuntary petition filed against the Company and the denial of the claim regarding alleged rights under the Trust Indenture Act of 1939, but reserved judgment on issues relating to the implementation of a proposed cure to address the U.S. retail holder discrimination found by the U.S. Bankruptcy Court. At a hearing held on May 31, 2005, the U.S. District Court indicated its intention to affirm the U.S. Bankruptcy Court on many issues. It also stated that it intended to remand the proceedings to the U.S. Bankruptcy Court and instruct the U.S. Bankruptcy Court to establish whether the proposed remedy to cure the U.S. retail holder discrimination (as well as the implementation of the Court-Ordered Election) could be legally effected in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") or registration with the U.S. Securities and Exchange Commission (the "Commission") of the new securities to be issued to the creditors identified by both courts was required.

        Also in May 2005, a notice of appeal to the United States Court of Appeals for the Second Circuit (the "Second Circuit") of the U.S. District Court's April 5, 2005 order was filed and a motion to dismiss the appeal on the grounds that the Second Circuit has no appellate jurisdiction over the U.S. District Court's April 5, 2005 was submitted and opposed. Both parties stipulated that this motion to dismiss the Second Circuit appeal and the briefing and hearing on the appeal should be adjourned until after the U.S. District Court issues its further order. The stipulation was approved by the Second Circuit on August 18, 2005.

        The final election date for the Court-Ordered Election is 5:00 p.m., New York City time,            , 2005, unless further extended by the Company in its sole discretion (such date and time as the same may be extended, the "Expiration Date").

To Our Clients:

        Enclosed is a letter of transmittal (the "Letter of Transmittal") and form of election agreement (the "Election Agreement") in connection with the Court-Ordered Election (the Letter of Transmittal and Election Agreement, together with this Instruction Letter, the "Election Forms") of the Company.

        The Election Forms are being forwarded to you as the beneficial owner of Eligible Notes carried by us for your account or benefit, but not registered in your name. An election among the Options with respect to your Eligible Notes (which will be subject to reallocation in the manner set forth in the Letter of Transmittal) may only be made by us as the registered holder pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to make an election among the Options with respect to the Eligible Notes held by us for your account in accordance with the terms of the Court-Ordered Election and the U.S. Order. We urge you to read carefully the Prospectus and the Election Forms before instructing us to tender your Eligible Notes and/or elect among the Options.

        You must complete, execute and return this Instruction Letter to us well in advance of the Expiration Date in order to permit us to make an effective election among the Options on your behalf in accordance with the terms of the Court-Ordered Election and the U.S. Order. We will not be responsible if you fail to return this Instruction Letter to us in the time necessary for us to make an effective election among the Options as provided in the Court-Ordered Election and the U.S. Order.

        Unless you instruct us otherwise in the manner set forth in the instruction forms, we will tender any or all of your Eligible Notes held by us for your account or benefit as to which you instruct us to make an election among the Options pursuant to the Court-Ordered Election and the U.S. Order. If you wish to have us make an election among the Options pursuant to the Court-Ordered Election and the U.S. Order but choose to have us continue to retain possession and to hold for your account or benefit any or all of your Eligible Notes pending the conclusion of all appeals or petitions in the United States and/or Argentina for review of the APE and the U.S. Order, you must mark the "RETAIN POSSESSION OF MY ELIGIBLE NOTES" option in the instruction forms that appear below. We will then complete and execute an Election Agreement with the Company. You will be required to acknowledge and agree to the terms of such Election Agreement, in the manner contemplated therein. If you instruct us to retain possession of your Eligible Notes at this time, you will not be able to obtain delivery of the Options you elect (subject to the reallocation as contemplated in the APE and described in the Prospectus and the Letter of Transmittal) any payments on the New Securities (as defined herein), and/or the Cash Payment (as defined herein), as the case may be, pending the conclusion of all appeals or petitions in the United States and/or Argentina for review of the APE and the U.S. Order, unless you agree to irrevocably transfer your Eligible Notes for cancellation prior to such date or upon instruction by a court of competent jurisdiction. You should read carefully the Prospectus and the Election Agreement prior to instructing us to retain possession of your Eligible Notes. The accompanying Letter of Transmittal and Election Agreement are furnished to you for informational purposes only and may not be used by you to tender Eligible Notes held by us and registered in our name for your account and/or to elect among the Options.

        You will receive consideration under one or more of the Options contemplated in the APE regardless of whether you (i) tender and elect, (ii) solely elect and choose to have us retain possession of your Eligible Notes, or (iii) fail to elect. The Company has indicated that it intends to instruct the trustee under the Old Notes to cancel Old Notes as promptly as practicable, subject to certain conditions, after consummation of the transactions in the Company's APE. You must instruct us to execute an Election Agreement and complete all related procedures if you wish to retain possession of your Eligible Notes. We refer you to the descriptions of a failure to elect included in the Prospectus.

        Eligible Notes tendered pursuant to the Court-Ordered Election and elections among the Options made pursuant to an Election Agreement may not be withdrawn; provided that if for any reason the Company returns all Old Notes tendered by holders on or prior to December 12, 2003, the Company will return to holders of Eligible Notes any Eligible Notes validly tendered in the Court-Ordered Election and elections among the Options made pursuant to an Election Agreement will be void and without effect.

COMPANY DISCLOSURE

        Information about the Company can be read and copied at the Commission's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company also files annual reports on Form 20-F, and exhibits thereto, furnishes information periodically on Form 6-K, and has filed an application for qualification of indentures on Form T-3 and a Form F-4 Registration Statement by electronic means and they are available to the public over the Internet at the Commission's web site at http://www.sec.gov. The Company will also make available to holders of Old Notes entitled to participate in the Election Offers, copies of all of its filings and submissions made with the Commission since January 1, 2003, including a copy of the Form F-4 Registration Statement, together with its exhibits, at the office of the Exchange Agent, at the address provided on the back cover to the Letter of Transmittal. To obtain timely delivery, holders of our Old Notes entitled to participate in the Court-Ordered Election must request this information no later than five business days before the Expiration Date.

        Notwithstanding any other provisions of, or any extension of, the Court-Ordered Election, the Company may terminate the Court-Ordered Election or, at its option, withdraw, modify, extend or otherwise amend the Court-Ordered Election at any time prior to or concurrently with the expiration of the Court-Ordered Election, as extended for any reason in its sole discretion, including without limitation, if any action or event shall have occurred or been threatened, any action shall have been taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to one or both of the Election Offers, the APE, any court order or court-ordered measure (whether in Argentina or the United States) relating thereto (a "Court-Ordered Measure") or any of the Options, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, including without limitation any amendment of the Argentine Insolvency Law, that challenges the making of one or both of the Election Offers, the APE or any of the Options, or could, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or could otherwise adversely affect in any material manner, one or both of the Election Offers, the APE, any Court-Ordered Measure or any of the Options.

        The foregoing conditions are for the Company's sole benefit and may be waived by the Company in whole or in part in its absolute discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

        The Company reserves the right, in its absolute discretion, if the transactions contemplated in the APE are not consummated for any reason, to purchase or make offers to purchase any Old Notes (including Eligible Notes) and other financial indebtedness of the Company (together with the Old Notes, the "Existing Debt") that remain outstanding and, to the extent permitted by applicable law, purchase Existing Debt in the open market, in privately negotiated transactions, tender offers or otherwise. The terms of any such purchases or offers could differ from the terms of the APE.

INSTRUCTIONS TO (I) TENDER OR (II) SOLELY ELECT AND RETAIN POSSESSION
(COMPLETED INSTRUCTIONS WITH RESPECT TO YOUR
ELIGIBLE NOTES MUST BE DELIVERED TO US
ON A TIMELY BASIS FOR US TO (I) TENDER
OR (II) SOLELY ELECT AND RETAIN POSSESSION OF YOUR
ELIGIBLE NOTES, AS THE CASE MAY BE)

        The undersigned hereby instructs the registered holder of the Eligible Notes described below to elect among the Options as described below. Unless the undersigned has instructed the registered holder to retain possession of the Eligible Notes described below in the manner set forth herein, the undersigned acknowledges that such Eligible Notes have been tendered and delivered to the Exchange Agent. All the Eligible Notes so tendered are delivered herewith and all elections among the Options are made herewith pursuant to the terms and conditions of the Election Forms. The undersigned acknowledges and agrees that the acknowledgements, agreements and representations being made by the registered holder in the Letter of Transmittal or the Election Agreement are, where applicable, being made on behalf of the undersigned and that such registered holder is authorized to make such acknowledgements, agreements and representations on behalf of the undersigned.

I.
REPRESENTATIONS

(a)
The undersigned hereby represents, warrants and acknowledges that:

(i)
it is the beneficial owner (as defined below) of, or a duly authorized representative of such beneficial owner(s) of, the Eligible Notes described below as to which an election among the Options is being made hereby and it has full power and authority to execute the Instruction Letter, and has full power and authority to tender, sell, assign and transfer the Eligible Notes described below as to which an election among the Options is being made hereby;

(ii)
the Eligible Notes as to which an election among the Options is being made hereby were owned by it, as of the election, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that the Company will, if the Eligible Notes are being tendered, acquire good, indefeasible and unencumbered title to such Eligible Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same, except in the event the Company returns all Old Notes tendered by holders on or prior to December 12, 2003;

(iii)
if it is submitting this Instruction Letter together with a completed Letter of Transmittal, it will not sell, pledge, hypothecate or otherwise encumber or transfer any Eligible Notes tendered thereby from the date of this Instruction Letter and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(iv)
neither the Company nor the Exchange Agent nor any person acting on behalf of either of the foregoing, has made any statement, representation or warranty, express or implied, to it with respect to the Company, the Election Offers, any Court-Ordered Measure or the offer or delivery of any securities to be delivered pursuant to the APE, other than the information (a) included in the Prospectus, the Election Forms or the notice published in Argentina, Luxembourg and New York setting forth the requirements of the Court-Ordered Election, or (b) filed with or submitted to the Comisión Nacional de Valores and Bolsa de Comercio de Buenos Aires of Argentina and the Commission;

(v)
grants a power of attorney to the Exchange Agent authorizing it to (a) confirm the amount of the Company's 10-Year Notes, the 7-Year Fixed Rate Notes, the 7-Year

      Floating Rate Notes and the class C shares of common stock (together, the "New Securities") to be delivered by the Company, (b) confirm the making of the cash payment pursuant to the APE and the Election Offers (the "Cash Payment"), and (c) with respect to any Eligible Notes the possession of which is being retained hereby, instruct the Company to deliver the New Securities and to make the Cash Payment, as the case may be, to one or more accounts with a custodian to be identified by the Company, in each case in accordance with the Letter of Transmittal, the Election Offers, any Court-Ordered Measure and the APE;

    (vi)
    with respect to any Eligible Notes the possession of which is being retained hereby, it grants a power of attorney to the registered holder to execute and deliver an Election Agreement with respect to such Eligible Notes, which it will acknowledge and consent to in the manner contemplated therein;

    (vii)
    in evaluating the Court-Ordered Election and in making its decision whether to participate therein and make an election among the Options, such holder has made its own independent appraisal of the matters referred to herein, the Election Offers, the U.S. Order, and in any related communications, and is not relying on any statement, representation or warranty, express or implied, made to such holder by the Company other than those contained or referred to in the Prospectus and the Election Forms;

    (viii)
    the execution and delivery of this Instruction Letter shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the APE, the Election Offers and the U.S. Order;

    (ix)
    the submission of this Instruction Letter to the registered holder shall, subject to the terms and conditions of the Election Offers and the APE generally, constitute the irrevocable appointment of the Exchange Agent as its attorney-in-fact and agent, and an irrevocable instruction to the Exchange Agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of the Exchange Agent in relation to the Eligible Notes tendered hereby (but not any Eligible Notes the possession of which the registered holder has been instructed to retain) in favor of the Company or such other person or persons as the Company may direct and to deliver such form(s) of transfer and other document(s) in the Exchange Agent's opinion and/or the certificate(s) and other document(s) of title relating to such Eligible Notes' registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of the Exchange Agent necessary or expedient to vest in the Company or its nominees such Eligible Notes;

    (x)
    if it is located or resident in Uruguay, it is aware that this transaction has not been registered with the Central Bank of Uruguay;

    (xi)
    if it elects to receive the 7-Year FRNs, it is domiciled in a jurisdiction that (i) is not deemed to be of low or zero taxation pursuant to Decree No. 916/2004, or (ii) has entered into an exchange of information agreement with Argentina and that is not limited by banking or other secrecy rules in respect of requests made by the tax authority of such jurisdiction;

    (xii)
    with respect to any Eligible Notes tendered hereby, (a) all transactions undertaken by the Company to effect the restructuring of its Old Notes, including the Election Offers and any Court-Ordered Measure, will have been effected in compliance with all applicable laws and in a manner consistent with the statutory rights of all holders of Eligible Notes to be treated equally and ratably and (b) it hereby waives any rights that it may have pursuant to Argentine law to bring an action to challenge the legality or validity of the Election Offers, any Court-Ordered Measure or the APE and demand restitution (acción revocatoria) of the Cash Payment and agrees that such waiver will survive any termination of the APE;

    (xiii)
    with respect to any Eligible Notes the possession of which is being retained hereby, it has evaluated and made its own independent appraisal of the Election Agreement and the matters referred to therein, and acknowledges and agrees that it will not be able to obtain delivery of the New Securities, any payments on the New Securities, and/or the Cash Payment, as the case may be, pending the conclusion of all appeals or petitions in the United States and/or Argentina for review of the APE and the U.S. Order, except as provided in the Election Agreement; and

    (xiv)
    the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the New Securities to be delivered or the Cash Payment to be made, as applicable, pursuant to the Election Offers and the APE are no longer accurate, it will promptly notify the Company.

        The acknowledgements, representations, warranties and agreements of the undersigned shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and in the case of the Eligible Notes tendered hereby, on the date the New Securities are delivered or the Cash Payment is made, as applicable, to the registered holder and in the case of the Eligible Notes the possession of which is being retained hereby, the date on which the Company executes and delivers the Election Agreement to the registered holder. For purposes of this Instruction Letter, the "beneficial owner" of any Eligible Notes shall mean any holder that exercises sole investment discretion with respect to such Eligible Notes.

II.
ACKNOWLEDGMENT

The undersigned acknowledges that the acknowledgments and representations and warranties contained herein are made with the intent that they be relied upon by the Company and its agents in determining the eligibility of the undersigned for the Court-Ordered Election.

III.
AMOUNT OF ELIGIBLE NOTES AS TO WHICH AN ELECTION AMONG THE OPTIONS SHOULD BE MADE

The undersigned holds, in the capacity of beneficial owner, and hereby instructs you to allocate the following Eligible Notes among the Options in the following manner:

DESCRIPTION OF ELIGIBLE NOTES TENDERED

Series of Eligible Notes	Name of the DTC Participant and Participant's Account Number in which Eligible Notes are Held	Lots as to Which an Election Among the Options Should be Made*	Aggregate Principal Amount of Eligible Notes

9 1/4% Notes due 2002

10 1/2% Notes due 2007

11.325% Notes due 2009

10 1/2% Notes 2018

Floating Rate Notes due 2003

*  If the space provided is insufficient, list the lots as to which an election among the Options should be made on a separately executed schedule and affix the schedule to this Instruction Letter.

By signing and returning these Instructions to (I) Tender or (II) Solely Elect and Retain Possession, the undersigned hereby certifies that it is the beneficial owner of the face amount of Eligible Notes set forth above and has full power and authority with respect to such Eligible Notes. The undersigned also acknowledges that the solicitation is subject to all the terms and conditions set forth in the Election Forms.

Please fill out the following related to how you are tendering your Eligible Notes and/or electing among the Options.

RETAIN POSSESSION OF MY ELIGIBLE NOTES

☐  CHECK HERE IF YOU ARE ELECTING AMONG THE OPTIONS BUT NOT TENDERING ELIGIBLE NOTES TO THE COMPANY AND INSTEAD INSTRUCTING THE REGISTERED HOLDER THEREOF TO EXECUTE AND DELIVER AN ELECTION AGREEMENT AND RETAIN POSSESSION OF THE ELIGIBLE NOTES PENDING THE CONCLUSION OF ALL APPEALS OR PETITIONS IN THE UNITED STATES AND/OR ARGENTINA FOR REVIEW OF THE APE AND THE U.S. ORDER, UNLESS YOU CONSENT TO THE TENDER OF YOUR ELIGIBLE NOTES PRIOR TO THE CONCLUSION OF SUCH JUDICIAL PROCEEDINGS OR UPON INSTRUCTION BY A COURT OF COMPETENT JURISDICTION, IN ACCORDANCE WITH THE ELECTION AGREEMENT.

IV.
CONFIRMATION OF RECEIPT OF ELECTION FORMS

By signing these Instructions to (I) Tender or (II) Solely Elect and Retain Possession, the undersigned certifies that the undersigned has been provided with a copy of the Prospectus and the Election Forms.

V.
ADDITIONAL INFORMATION

Name of Beneficial Owner: (Print or Type)
Name of Person Delivering Instructions and Signing Below: (Print or Type)

Social Security or Federal Tax I.D. No.: (Optional)
By: (If Appropriate)
Title: (If Appropriate)
Address: (Street)
City, State and Zip Code:
Country:
Telephone Number:

* * * *

You are irrevocably authorized to produce this Instruction Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. In addition, you are irrevocably authorized and instructed to deliver a copy of this Instruction Letter to the Exchange Agent (for the benefit of the Company).

Date authorized	Signature of beneficial owner or duly authorized representative

IT IS RECOMMENDED THAT YOU DELIVER THESE INSTRUCTIONS TO (I) TENDER OR (II) SOLELY ELECT AND RETAIN POSSESSION TO THE PERSON WHO SOLICITED YOUR ELECTION WELL IN ADVANCE OF THE EXPIRATION DATE, TOGETHER WITH AN EXECUTED ACKNOWLEDGEMENT AND CONSENT TO THE ELECTION AGREEMENT, IF APPLICABLE. PLEASE CONTACT THAT PERSON TO CONFIRM THE DEADLINE FOR DELIVERY SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED IN A TIMELY MANNER. IF THE COMPLETED INSTRUCTIONS TO (I) TENDER OR (II) SOLELY ELECT AND RETAIN POSSESSION ARE NOT RECEIVED IN A TIMELY MANNER, YOUR ELECTION FOR YOUR ELIGIBLE NOTES (AND TENDER, IF APPLICABLE) MAY NOT BE RECORDED.

HOW TO COMPLETE THE INSTRUCTIONS TO (I) TENDER OR
(II) SOLELY ELECT AND RETAIN POSSESSION

To properly allocate your Eligible Notes among the Options and tender such Eligible Notes or solely enter into an Election Agreement, as applicable, please follow the procedures described below:

          1.     Indicate in Section III the principal amount of Eligible Notes as to which you wish to make an election among the Options;

          2.     Make sure you have received the Prospectus and the Election Forms;

          3.     Sign and date the Instructions to (I) Tender or (II) Solely Elect and Retain Possession;

          4.     If you do not elect to retain possession of your Eligible Notes and tender such Eligible Notes to the Company, and have an existing account with the Caja de Valores S.A., please provide to us your account information so that we can complete the "New Share Issuance Instructions" included in the Letter of Transmittal on your behalf. This information is required in order to deliver to you class C shares of common stock that you have elected or may be allocated to you in accordance with the Company's APE. If you do not elect to retain possession of your Eligible Notes and tender such Eligible Notes to the Company, and do not have an existing account with the Caja de Valores S.A., any New Shares will be issued and delivered to a local custodian selected by the Company, who will hold such New Shares in custody in its account at the Caja de Valores S.A. until you have met the conditions for a transfer of New Shares to another account. The New Shares cannot be delivered to DTC accounts, Euroclear accounts or Clearstream, Luxembourg accounts;

          5.     If you choose solely to make an election among the Options but retain possession of your Eligible Notes pending the conclusion of all appeals or petitions in the United States and/or Argentina for review of the APE and the U.S. Order, read carefully the terms of the Election Agreement, and deliver to your broker, nominee or other person who sent you these materials an executed and legible copy of your acknowledgement and consent to the terms of such Election Agreement with respect to your Eligible Notes. You acknowledge that you will not be entitled to receive the New Securities, any payments on the New Securities, and/or the Cash Payment, as the case may be, until such time as your Eligible Notes are irrevocably transferred for cancellation, whether upon the conclusion of such judicial proceedings or prior to that date with your consent or upon instruction by a court of competent jurisdiction in the United States.

          6.     If you believe you have received any incorrect or incomplete documents, including the Instruction Letter, contact your broker, dealer, nominee or other person who sent you these materials immediately;

          7.     Complete the contact information requested at the top of the front and subsequent pages of this Instruction Letter, the Letter of Transmittal and the Election Agreement so that we may contact you or the person listed by you if necessary to understand or complete your instructions; and

          8.     Return all pages of the completed Instruction Letter and your acknowledgment and consent to the terms of the Election Agreement, if applicable, to your broker, dealer, nominee, or other person who sent you these materials, and send a legible copy of the completed Instruction Letter to the Exchange Agent (1) by mail at the following address: JPMorgan Chase Bank, Institutional Trust Services, 4 New York Plaza, 15th Floor, New York, NY 10004, Attn: William Potes, or (2) by fax, to the attention of William Potes, at Fax: (212) 623-6214.

This Instruction Letter must be received by your broker, dealer or other person who solicited your election of Eligible Notes among the Options in order to participate in the Court-Ordered Election. Please confirm the cutoff time for receipt of your Instruction Letter by your broker, dealer, or other person who solicited your election so that they may process your election among the Options by the Expiration Date.

IF YOU HAVE ANY QUESTIONS REGARDING THE COURT-ORDERED ELECTION OR THIS INSTRUCTION LETTER, INCLUDING THE INSTRUCTIONS TO (I) TENDER OR (II) SOLELY ELECT AND RETAIN POSSESSION, PLEASE CALL THE EXCHANGE AGENT AT (212) 623-5136.